SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): January 26, 2011
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2011, the criteria on which annual incentive compensation may be paid to executive officers for 2011 under the Church & Dwight Co., Inc. (the “Company”) annual incentive plan was approved.

For an executive officer who is not principally responsible for the performance of a division, 100% of incentive compensation will be based on corporate performance, of which 20% may be reduced based on individual performance.  For an executive officer principally responsible for the performance of a division, 60% of incentive compensation will be based on corporate performance, of which a third (equivalent to 20% of total incentive compensation) may be reduced based on individual performance, and 40% will be based on division performance.

The corporate performance portion of the incentive bonuses will be based on performance relating to four metrics: consolidated net sales, gross margin, earnings per share and free cash flow (net cash provided by operating activities less capital expenditures).  Target award levels for corporate performance were established, and each of the corporate performance metrics accounts for 25% of the total corporate performance target award.

The division performance metrics differ by division.  For the consumer domestic division, the targets are net sales, gross margin and operating margin. For the consumer international division, the targets are net sales, gross margin, operating margin and working capital, which consists of two equally-weighted subcategories (days sales outstanding and days inventory outstanding).   For the specialty products division, the metrics are net sales, operating margin and EBIT (earnings before interest and tax expenses, including earnings from unconsolidated joint ventures).  All metrics for a particular division are weighted equally (i.e., each metric for the consumer domestic division and the specialty products division accounts for 33 1/3% of the total target award for each of the divisions, and each metric for the consumer international division accounts for 25% of the total target award for the division).

Certain metrics are subject to adjustment based on the occurrence of specified events, such as foreign exchange fluctuations that differed from budgeted amounts and product lines acquired or divested.

In addition to the target amount of awards payable, the Company established minimum achievement levels for each metric, at or below which no award will be paid, and maximum achievement levels, at which the maximum award amount will be paid.  The Company applies a numerical rating system of 0 to 2.0 to determine the payout amount under the plan.  A 1.0 rating is based upon a specified percentage of an executive officer’s salary (100% for the chief executive officer, 60% for the chief financial officer and 50% for other executive officers).  As has been the practice in the four preceding years, a rating of 1.2 (i.e., 1.2 times the specified percentage of an executive officer’s salary) is applied if target performance is achieved, a rating of 2.0 (i.e., two times the specified percentage of an executive officer’s salary) is applied if maximum achievement levels are reached and a rating of 0.0 (no award) is applied if performance is at or below the minimum achievement level.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	February 1, 2011	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer